Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2010

MOUNTAIN VIEW, Calif. – August 18, 2010 – Synopsys, Inc. (Nasdaq: SNPS), a world leader in software and IP for semiconductor design, verification and manufacturing, today reported results for its third quarter of fiscal year 2010.

For the third quarter of fiscal 2010, Synopsys reported revenue of $336.9 million, compared to $345.2 million for the third quarter of fiscal 2009.

“Synopsys delivered strong results in Q3, and we are well on-track to meeting or beating the targets we set at the beginning of the year,” said Aart de Geus, chairman and CEO of Synopsys. “During the downturn over the past two years, we invested to strengthen our technology portfolio, gained customer momentum, and expanded our total addressable market through several acquisitions. Looking forward, our objective is to sustainably grow earnings per share primarily by growing revenue, controlling expenses and focusing efforts on value-added projects.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2010 was $39.3 million, or $0.26 per share, compared to $47.4 million, or $0.32 per share, for the third quarter of fiscal 2009.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal 2010 was $58.2 million, or $0.39 per share, compared to non-GAAP net income of $68.3 million, or $0.47 per share, for the third quarter of fiscal 2009.

Financial Targets

Synopsys also provided its financial targets for the fourth quarter and full fiscal year 2010. These targets do not include future acquisition-related expenses that may be incurred in fiscal 2010. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal Year 2010 Targets:

•	Revenue: $349 million - $357 million

•	GAAP expenses: $291 million - $310 million

•	Non-GAAP expenses: $267 million - $277 million

•	Other income and expense: $0 - $3 million

•	Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•	Fully diluted outstanding shares: 149 million - 153 million

•	GAAP earnings per share: $0.21 - $0.27

•	Non-GAAP earnings per share: $0.37 - $0.39

•	Revenue from backlog: greater than 90 percent

Full-Year Fiscal Year 2010 Targets:

•	Revenue: $1.354 billion - $1.362 billion

•	Other income and expense: $4 million - $7 million

•	Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•	Fully diluted outstanding shares: 149 million - 153 million

•	GAAP earnings per share: $1.61 - $1.67

•	Non-GAAP earnings per share: $1.58 - $1.60

•	Cash flow from operations: approximately $300 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets; (ii) the impact of stock compensation; (iii) in-process research and development expenses, (iv) acquisition-related costs; (v) other significant items, including the effect of a tax benefit from a settlement with the Internal Revenue Service and a facility restructuring charge, and (vi) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Third Quarter Fiscal Year 2010 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2010 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2010	2009	2010	2009
GAAP net income	$39,327	$47,436	$211,662	$148,153
Adjustments:
Amortization of intangible assets	10,611	11,408	33,075	33,836
Stock compensation	14,514	13,995	45,214	42,799
In-process research and development	—	400	—	1,000
Acquisition-related costs	2,670	—	9,836	—
Facility restructuring charge	1,115	—	1,115	—
Tax benefit from IRS settlement	(2,695)	—	(94,344)	—
Tax effect	(7,359)	(4,941)	(24,023)	(19,991)

Non-GAAP net income	$58,183	$68,298	$182,535	$205,797

	Three Months Ended July 31,		Nine Months Ended July 31,
	2010	2009	2010	2009
GAAP net income per share	$0.26	$0.32	$1.40	$1.02
Adjustments:
Amortization of intangible assets	0.07	0.08	0.22	0.23
Stock compensation	0.10	0.10	0.30	0.30
In-process research and development	—	—	—	0.01
Acquisition-related costs	0.02	—	0.07	—
Facility restructuring charge	0.01	—	0.01	—
Tax benefit from IRS settlement	(0.02)	—	(0.62)	—
Tax effect	(0.05)	(0.03)	(0.17)	(0.14)

Non-GAAP net income per share	$0.39	$0.47	$1.21	$1.42

Shares used in calculation	151,106	146,063	151,459	144,699

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2010 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending October 31, 2010
	Low	High
Target GAAP expenses	$291,000	$310,000
Adjustment:
Estimated impact of amortization of intangible assets	(10,000)	(13,000)
Estimated impact of stock compensation	(14,000)	(20,000)

Target non-GAAP expenses	$267,000	$277,000

	Range for Three Months Ending October 31, 2010
	Low	High
Target GAAP earnings per share	$0.21	$0.27
Adjustment:
Estimated impact of amortization of intangible assets	0.09	0.07
Estimated impact of stock compensation	0.13	0.09
Net non-GAAP tax effect	(0.06)	(0.04)

Target non-GAAP earnings per share	$0.37	$0.39

Shares used in non-GAAP calculation (midpoint of target range)	151,000	151,000

GAAP to Non-GAAP Reconciliation of Fiscal Year 2010 Targets

	Range for Fiscal Year Ending October 31, 2010
	Low	High
Target GAAP earnings per share	$1.61	$1.67
Adjustment:
Estimated impact of amortization of intangible assets	0.31	0.28
Estimated impact of stock compensation	0.40	0.38
Acquisition-related costs	0.07	0.07
Impact of facility restructuring charge	0.01	0.01
Tax benefit from IRS settlement	(0.62)	(0.62)
Net non-GAAP tax effect	(0.20)	(0.19)

Target non-GAAP earnings per share	$1.58	$1.60

Shares used in non-GAAP calculation (midpoint of target range)	151,000	151,000

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 166466, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2010 in December 2010. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the fourth quarter and fiscal year 2010 earnings call in December 2010, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal 2010 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter fiscal 2010 in its quarterly report on Form 10-Q to be filed by September 9, 2010.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, system-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has more than 65 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Operating Results,” financial objectives, and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	continued uncertainty in the global economy and the semiconductor and electronics industries;

•	failure of customers to pay license fees as scheduled;

•	lower-than-expected research and development spending by semiconductor and electronic systems companies;

•	competition in the market for Synopsys’ products and services;

•	lower-than-anticipated new IC design starts;

•

lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in the mix of time-based licenses and upfront licenses;

•	lower-than-expected orders; and

•	difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending October 31, 2010 and actual expenses, earnings per share, tax rate, cash flow from operations and other projections on a GAAP and non-GAAP basis for fiscal year 2010 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) integration and other acquisition-related costs including amortization of intangible assets and costs formerly capitalized but now expensed due to new accounting guidance related to business combinations, (iv) changes in the anticipated amount of employee stock compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) general economic conditions, and (ix) other risks as detailed in our SEC filings, including those described in the “Risk Factors” section in our latest Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010. Furthermore, Synopsys’ actual tax rates applied to income for the fourth quarter and fiscal year 2010 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government. Finally, Synopsys’ targets for outstanding shares in the fourth quarter and fiscal year 2010 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc. Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2010	2009 (2)	2010	2009 (2)
Revenue:
Time-based license	$286,563	$285,622	$847,710	$860,613
Upfront license	14,650	17,751	47,811	46,129
Maintenance and service	35,716	41,804	109,681	115,025

Total revenue	336,929	345,177	1,005,202	1,021,767
Cost of revenue:
License	43,996	44,173	130,140	128,288
Maintenance and service	14,697	17,410	46,475	48,037
Amortization of intangible assets	8,050	8,452	24,736	24,153

Total cost of revenue	66,743	70,035	201,351	200,478

Gross margin	270,186	275,142	803,851	821,289
Operating expenses:
Research and development	105,649	104,989	319,931	305,792
Sales and marketing	83,812	77,973	242,791	237,877
General and administrative	27,371	27,735	81,937	83,608
In-process research and development	—	400	—	1,000
Amortization of intangible assets	2,561	2,956	8,339	9,683

Total operating expenses	219,393	214,053	652,998	637,960

Operating income	50,793	61,089	150,853	183,329
Other (expense) income, net	(3,046)	5,384	8,109	17,928

Income before income taxes	47,747	66,473	158,962	201,257
Provision (benefit) for income taxes	8,420	19,037	(52,700)	53,104

Net income	$39,327	$47,436	$211,662	$148,153

Net income per share:
Basic	$0.27	$0.33	$1.43	$1.04

Diluted	$0.26	$0.32	$1.40	$1.02

Shares used in computing per share amounts:
Basic	148,006	144,138	147,909	143,093

Diluted	151,106	146,063	151,459	144,699

(1)	Synopsys’ fiscal quarter ended on the Saturday nearest July 31. For presentation purposes, the Unaudited Consolidated Statements of Operations refer to a calendar month end.
(2)	For the three and nine months ended July 31, 2009, Synopsys reclassified $1.2 million and $7.2 million from upfront license to time-based licensed revenue to conform to the current year presentation which had no impact on total revenue.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2010	October 31, 2009
ASSETS:
Current assets:
Cash and cash equivalents	$883,441	$701,613
Short-term investments	326,384	466,713

Total cash, cash equivalents and short-term investments	1,209,825	1,168,326
Accounts receivable, net	148,582	127,010
Deferred income taxes	72,022	73,453
Income taxes receivable	26,568	51,191
Prepaid and other current assets	38,977	43,820

Total current assets	1,495,974	1,463,800
Property and equipment, net	139,102	146,910
Goodwill	1,002,531	932,691
Intangible assets, net	118,061	96,810
Long-term deferred income taxes	264,874	205,396
Other long-term assets	94,107	93,247

Total assets	$3,114,649	$2,938,854

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$240,407	$255,095
Accrued income taxes	2,736	5,508
Deferred revenue	593,911	553,990

Total current liabilities	837,054	814,593
Long-term accrued income taxes	101,731	157,354
Other long-term liabilities	92,082	88,002
Long-term deferred revenue	33,972	34,739

Total liabilities	1,064,839	1,094,688
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 147,537 and 146,945 shares outstanding, respectively	1,475	1,469
Capital in excess of par value	1,527,034	1,500,166
Retained earnings	758,727	574,980
Treasury stock, at cost: 9,728 and 10,326 shares, respectively	(213,637)	(228,618)
Accumulated other comprehensive loss	(23,789)	(3,831)

Total stockholders’ equity	2,049,810	1,844,166

Total liabilities and stockholders’ equity	$3,114,649	$2,938,854

(1)	Synopsys’ fiscal quarter ended on the Saturday nearest July 31. For presentation purposes, the Unaudited Consolidated Balance Sheets refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$211,662	$148,153
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	71,772	74,581
Stock compensation	45,214	42,799
Allowance for doubtful accounts	(851)	2,735
Write-down of long-term investments	468	6,333
Gain on sale of investments	(3,114)	(610)
Deferred income taxes	(31,297)	15,801
In-process research and development	—	1,000
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(19,181)	10,690
Prepaid and other current assets	(7,497)	4,915
Other long-term assets	(2,470)	(7,071)
Accounts payable and other liabilities	(21,270)	(62,358)
Income taxes	(31,445)	1,004
Deferred revenue	32,153	(62,723)

Net cash provided by operating activities	244,144	175,249

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	352,124	223,994
Purchases of short-term investments	(209,564)	(310,323)
Purchases of long-term investments	—	(671)
Purchases of property and equipment	(27,593)	(24,634)
Cash paid for acquisitions, net of cash acquired	(137,681)	(48,248)
Capitalization of software development costs	(2,116)	(2,228)

Net cash used in investing activities	(24,830)	(162,110)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(3,609)	(1,675)
Proceeds from credit facilities	—	1,279
Payment on credit facility	—	(260)
Issuances of common stock	87,241	28,237
Purchases of treasury stock	(125,257)	—

Net cash (used in) provided by financing activities	(41,625)	27,581
Effect of exchange rate changes on cash and cash equivalents	4,139	3,929

Net change in cash and cash equivalents	181,828	44,649
Cash and cash equivalents, beginning of period	701,613	577,632

Cash and cash equivalents, end of period	$883,441	$622,281

(1)	Synopsys’ fiscal quarter ended on the Saturday nearest July 31. For presentation purposes, the Unaudited Consolidated Statements of Cash Flows refer to a calendar month end.